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                                                                    Exhibit 8(d)
                             PARTICIPATION AGREEMENT

         PARTICIPATION AGREEMENT (the "Agreement") made by and between SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts, PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA ("PMLIC"), a Pennsylvania corporation, with a principal place of business in Philadelphia, Pennsylvania, and PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA ("PLACA"), a Delaware corporation, with a principal place of business in Newark, Delaware (together, the "Company"), on behalf of the Provident Mutual Variable Annuity Separate Account, a separate account of PMLIC, and Providentmutual Variable Annuity Separate Account, a separate account of PLACA, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (the "Account").

         WHEREAS, PLACA is a wholly-owned subsidiary of PMLIC; and

         WHEREAS, the Fund acts as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to herein as "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and their affiliated insurance companies; and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest ("Shares"), and



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additional series of Shares may be established, each designated a "Portfolio"
and representing the interest in a particular managed portfolio of securities;
and

         WHEREAS, it is in the best interest of Participating Insurance Companies to make capital contributions if required so that the annual expenses of each Portfolio of the Fund in which a Participating Insurance Company is a shareholder will not exceed a fixed percentage of the Portfolio's average annual net assets; and

         WHEREAS, the Parties desire to evidence their agreement as to certain other matters,

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1.       Additional Definitions.

         For the purposes of this Agreement, the following definitions shall apply:

         (a) The "expenses of a Portfolio" for any fiscal year shall mean the expenses for such fiscal year as shown in the Statement of Operations (or similar report) certified by the Fund's independent public accountants;

         (b) A "Portfolio's average daily net assets" for each fiscal year shall mean the sum of the net asset values determined throughout the year for the purpose of determining net asset value per Share, divided by the number of such determinations during such year;

         (c) The Company's "Required Contribution" on behalf of the Account in respect of a Portfolio for any fiscal year shall mean an amount equal to the expenses of that Portfolio for such


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year minus the below-indicated percentage of that Portfolio's average daily net assets for the year:

   International Portfolio ................................     1.50%
   Each other Portfolio ...................................     0.75%

multiplied by a fraction the denominator of which is the average daily net assets of that Portfolio and the numerator of which is the average daily net asset value of the Shares of that Portfolio owned by the Account (referred to herein as a "Participating Shareholder"). The Company's Required Contribution in respect of a Portfolio shall be pro-rated based on the number of business days on which this Agreement is in effect for periods of less than a fiscal year.

         (d) The "average daily net asset value of the Shares of the Portfolio" owned by the Account for any fiscal year of the Fund shall mean the greater of
(i) $500,000 or (ii) the sum of the aggregate net asset values of the Shares so owned determined during the fiscal year, as of each determination of the net asset value per Share, divided by the total number of determinations of net asset value during such year.

         (e) "Shares" means shares of beneficial interest, without par value, of any Portfolio, now or hereafter created, of the Fund.

         2. Capital Contribution.

         The Company on behalf of the Account shall, within sixty days after the end of each fiscal year of the Fund, make a capital contribution to the Fund in respect of each Portfolio equal to the Required Contribution for that Portfolio for such year; provided, however, that in the event that both clauses (i) and
(ii) of


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paragraph (d) of Section 1 of this Agreement or similar agreements are applicable to different Participating Insurance Companies during the same fiscal year, there shall be a proportionate reduction of the Required Contribution of each Participating Insurance Company to which said clause (ii) is applicable so that the total of all required capital contributions to the Fund on behalf of any Portfolio is not greater than the excess of the expenses of that Portfolio for that fiscal year less the percentage of that Portfolio's total expenses set forth in paragraph (c) of Section 1 of this Agreement for such fiscal year.

         3. Duty of Fund to Sell.

         The Fund shall make its Shares available for purchase at the applicable net asset value per Share by Participating Insurance Companies and their affiliates and separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission; provided, however, that the Trustees of the Fund may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, necessary in the best interest of the shareholders of any Portfolio.

         4. Requirement to Execute Participation Agreement; Requests.

         Each Participating Insurance Company shall, prior to purchasing Shares in the Fund, execute and deliver a participation agreement in a form substantially identical to this Agreement.

         The Fund shall make available, upon written request from the Participating Insurance Company given in accordance with Paragraph


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10, to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 8 (i) a list of all other Participating Insurance Companies, and (ii) a copy of the Agreement as executed by any other Participating Insurance Company.

         The Fund shall also make available upon request to each Participating Insurance Company which has executed an Agreement and which Agreement has not been terminated pursuant to Paragraph 8, the net asset value of any Portfolio of the Fund as of any date upon which the Fund calculates the net asset value of its Portfolios for the purpose of purchase and redemption of Shares.

         5. Indemnification.

         a. The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "Act") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), arising out of the acquisition of any Shares by any person, to which the Fund or such Trustees, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, which (i) may be based upon any wrongful act by the Company, any of its employees or representatives, any affiliate of or any person acting on behalf of the Company or a principal underwriter of its insurance products, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state


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therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by the Company, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Company or such affiliate by or on behalf of the Fund; provided, however, that in no case (i) is the Company's indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Company to be liable under its indemnity agreement contained in this Paragraph 5 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Company in writing pursuant to Paragraph 10 within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated


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agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it has to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph 5. The Company shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Company agrees promptly to notify the Fund pursuant to Paragraph 10 of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

         b. The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which it or such


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directors, officers or controlling person may become subject under the Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund, any of its employees or representatives or a principal underwriter of the Fund, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Fund by the Company or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by the Company, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement


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contained in this Paragraph 5 with respect to any claims made against the
Company or any such director, officer or controlling person unless it or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing pursuant to Paragraph 10 within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon it or upon such director, officer or controlling person (or after the Company or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this Paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company, its directors, officers or controlling person or persons, defendant or defendants, in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Company, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Company or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees


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promptly to notify the Company pursuant to Paragraph 10 of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

         6. Procedure for Resolving Irreconcilable Conflicts.

         (a) The Trustees of the Fund will monitor the operations of the Fund for the existence of any material irreconcilable conflict among the interests of all the contract holders and policy owners of Variable Insurance Products (the "Participants") of all separate accounts investing in the Fund. An irreconcilable material conflict may arise, among other things, from: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract holders or policy owners or beneficiaries of Variable Insurance Products; (e) the manner in which the investments of any Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different participating insurance companies; or (g) a decision by an insurer to override the voting instructions of Participants.

         (b) The Company will be responsible for reporting any potential or existing conflicts to the Trustees of the Fund. The Company will be responsible for assisting the Trustees in carrying out their responsibilities under this Paragraph 6(b) and Paragraph 6(a), by providing the Trustees with all information reasonably


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necessary for the Trustees to consider the issues raised. The Fund will also request its investment adviser to report to the Trustees any such conflict which comes to the attention of the adviser.

         (c) If it is determined by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists involving the Company, the Fund shall promptly inform the Company that a material irreconcilable conflict exists. The Company shall, at its expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to eliminate the irreconcilable material conflict, including withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, offering to the affected Participants the option of making such a change or establishing a new funding medium including a registered investment company.

         For purposes of this Paragraph 6(c), the Trustees, or the disinterested Trustees, shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In the event of a determination of the existence of an irreconcilable material conflict, the Trustees shall cause the Fund to take such action, such as the establishment of one or more additional Portfolios, as they in their sole discretion determine to be in the interest of all shareholders and Participants in view of all applicable factors, such as cost, feasibility, tax, regulatory and other considerations. In no event will the Fund be


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required by this Paragraph 6(c) to establish a new funding medium for any variable contract or policy.

         The Company shall not be required by this Paragraph 6(c) to establish a new funding medium for any variable contract or policy if an offer to do so has been declined by a vote of a majority of the Participants materially adversely affected by the material irreconcilable conflict. The Company will recommend to its Participants that they decline an offer to establish a new funding medium only if the Company believes it is in the best interest of the Participants.

         (d) The Trustees' determination of the existence of an irreconcilable material conflict and its implications promptly shall be communicated to all Participating Insurance Companies by written notice thereof delivered or mailed, first class postage prepaid.

         7. Voting Privileges.

         The Company shall be responsible for assuring that its separate account or accounts participating in the Fund shall use a calculation method of voting procedures substantially the same as the following: those Participants permitted to give instructions and the number of Shares for which instructions may be given will be determined as of the record date for the Fund shareholders' meeting, which shall not be more than 60 days before the date of the meeting. Whether or not voting instructions are actually given by a particular Participant, all Fund shares held in any separate account or sub-account thereof and attributable to policies will be voted for, against, or withheld from voting on any proposition in the same proportion as (i) the aggregate record date cash value


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held in such sub-account for policies giving instructions, respectively, to vote for, against, or withhold votes on such proposition, bears to (ii) the aggregate record date cash value held in the sub-account for all policies for which voting instructions are received. Participants continued in effect under lapse options will not be permitted to give voting instructions. Shares held in any other insurance company general or separate account or sub-account thereof will be voted in the proportion specified in the second preceding sentence for shares attributable to policies.

         8. Duration and Termination.

         This Agreement shall remain in force for the period ending five years from the date of its execution (such date and any anniversary of such date being hereinafter called a "Renegotiation Date"), and from year to year thereafter provided that neither the Company nor the Fund shall have given written notice to the other within thirty (30) days prior to a Renegotiation Date that it desires to renegotiate the amount of contribution to capital due hereunder ("Renegotiation Notice"). If a Renegotiation Notice is properly given as aforesaid and the Fund and the Company shall fail, within sixty (60) days after the Renegotiation Date, either to enter into an amendment to this Agreement or a written acknowledgment that the Agreement shall continue in effect, this Agreement shall terminate as of the one hundred twentieth day after such Renegotiation Date. If this Agreement is so terminated, the Fund may, at any time thereafter, redeem the Shares of ant Portfolio held by a Participating Shareholder. The Fund agrees that it will not effect such redemption during the period following


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the Company's filing of a notice with the Securities and Exchange Commission
(the "SEC") to obtain approval to make a substitution for the Shares provided, however, the Company has filed such notice with the SEC promptly following the sixtieth day after the Renegotiation Date. This Agreement may be terminated at any time, at the option of either of the Company or the Fund, when neither the Company, any insurance company nor the separate account or accounts of such insurance company which is an affiliate thereof which is not a Participating Insurance Company own any Shares of the Fund or may be terminated by either party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, following certification thereof by a Participating Insurance Company given in accordance with Paragraph 10 that an irreconcilable conflict exists among the interests of (i) all contract holders and policyholders of Variable Insurance Products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund. Notwithstanding anything to the contrary in this Agreement or its termination as provided herein, the Company's obligation to make a capital contribution to the Fund in accordance with this Agreement at the time in effect shall continue (i) following a properly given Renegotiation Notice, in the absence of agreement otherwise, until termination of this Agreement, and (ii) (except termination due to the existence of an irreconcilable conflict), following termination of this Agreement, until the later of the fifth anniversary of the date of this Agreement or the date on which the Company, its separate account(s) or the separate account(s) of any affiliated insurance company owns no Shares.


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

         9. Compliance.

         The Fund will comply with the provisions of Section 4240(a) of the New York Insurance Law.

         Each Portfolio of the Fund will comply with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to diversification requirements for variable annuity, endowment and life insurance contracts. Specifically, each Portfolio will comply with either (i) the requirement of Section 817(h)(1) of the Code that its assets be adequately diversified, or (ii) the "Safe Harbor for Diversification" specified in Section 817(h)(2) of the Code, or (iii) the diversification requirement of Section 817(h)(1) of the Code by having all or part of its assets invested in U.S. Treasury securities which qualify for the "Special Rule for Investments in United States Obligations" specified in Section 817(h)(3) of the Code.

         The provisions of Paragraphs 6 and 7 of this Agreement shall be interpreted in a manner consistent with any Rule or order of the Securities and Exchange commission under the Investment Company Act of 1940, as amended, applicable to the parties hereto.

         No Shares of any Portfolio of the Fund may be sold to the general public.

         10. Notices.

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:


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                    Scudder Variable Life Investment Fund
                    175 Federal Street
                    Boston, Massachusetts 02110
                    (617) 482-3990
                    Attn: David B. Watts

               If to the Company:

                    Provident Mutual Life Insurance Company of Philadelphia P.O. Box 7378
                    Philadelphia, Pennsylvania 19109
                    Attn:

                    and

                    Providentmutual Life and Annuity Company of America 300 Continental Drive
                    Newark, Delaware 19713


         11. Massachusetts Law to Apply.

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         12. Miscellaneous.

         The name "Scudder Variable Life Investment Fund" is the designation of the Trustees for the time being under a Declaration of Trust dated March 15, 1985, as amended, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No Portfolio shall be liable for any obligations properly attributable to any other Portfolio.

         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more


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counterparts, each of which taken together shall constitute one and the same instrument.

         13. Entire Agreement.

         This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all understandings and agreements between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 21 day of July , 1993.



         SEAL                          SCUDDER VARIABLE LIFE
                                         INVESTMENT FUND


                                       By: /s/ Illegible Signature
                                          ---------------------------------
                                          President
                                          ---------------------------------

         SEAL                          PROVIDENT MUTUAL LIFE INSURANCE
                                         COMPANY 0f PHILADELPHIA

                                       By: /s/ Illegible Signature
                                          ---------------------------------
                                       Its: Chairman, President & CEO
                                          ---------------------------------

         SEAL                          PROVIDENTMUTUAL LIFE AND ANNUITY
                                         COMPANY OF AMERICA

                                       By: /s/ Alfred F. Wilmouth
                                          ---------------------------------
                                       Its: President
                                          ---------------------------------


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